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                                                                   EXHIBIT 23.7

                        CONSENT OF PROSPECTIVE DIRECTOR

  Pursuant to the requirements of Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to being named as a prospective director of Elan Corporation, plc in the Elan Corporation, plc
Registration Statement on Form F-4 (No. 333-    ) with respect to the
acquisition of Athena Neurosciences, Inc.

                                                     Dennis J. Selkoe

Dated May 14, 1996